Exhibit 5.1

September 5, 2024

AST SpaceMobile, Inc.

Midland Intl. Air & Space Port

2901 Enterprise Lane

Midland, Texas 79706

AST SpaceMobile, Inc.

Class A Common Stock

Ladies and Gentlemen:

We have acted as special counsel to AST SpaceMobile, Inc., a Delaware corporation (the “Company”), in connection with (i) the Registration Statement on Form S-3 (Registration No. 333-281939) (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of certain securities of the Company, and (ii) the offer and sale by the Company from time to time of up to $400,000,000 in aggregate offering amount of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”), pursuant to that certain Equity Distribution Agreement, dated September 5, 2024 (the “Sales Agreement”), among the Company, AST & Science, LLC, a Delaware limited liability company, B. Riley Securities, Inc., as sales agent, Barclays Capital Inc., as sales agent, BofA Securities, Inc., as sales agent, Cantor Fitzgerald & Co., as sales agent, Deutsche Bank Securities Inc., as sales agent, Roth Capital Partners, as sales agent, Scotia Capital (USA) Inc., as sales agent, and UBS Securities LLC, as sales agent (collectively, the “Agents”), as described in the Company’s Prospectus, dated September 5, 2024, included in the Registration Statement (the “Base Prospectus”), and Prospectus Supplement, dated September 5, 2024 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The Registration Statement became effective upon filing on September 5, 2024. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)	the Registration Statement;

(b)	the Base Prospectus;

(c)	the Prospectus Supplement; and

(d)	the Sales Agreement.

In addition, we have examined and relied upon the following:

  (i)  a certificate from the Company’s Corporate Secretary certifying as to (A) true and correct copies of the Company’s Certificate of Incorporation and the Company’s Amended and Restated Bylaws (the “Organizational Documents”) and (B) the resolutions of the Company’s Board of Directors authorizing the filing of the Registration Statement and the offer and sale of the Shares by the Company pursuant to the Sales Agreement (“Authorizing Resolutions”);

 (ii)  a certificate, dated September 4, 2024, issued by the Secretary of State of the State of Delaware, and confirmed on the date hereof, attesting to the corporate status of the Company in the State of Delaware; and

 (iii)  originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the Delaware General Corporation Law (“DGCL”).

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)  Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company set forth in the Sales Agreement and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b)  Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(c)  Signatures; Legal Capacity. The signatures of individuals who have signed the Sales Agreement, or will sign any document required or permitted to be delivered thereunder, are genuine. All individuals who have signed the Sales Agreement, or will sign any document required or permitted to be delivered thereunder, have the legal capacity to execute the Sales Agreement or such other document.

(d)  Documents Binding on Certain Parties. The Sales Agreement and the documents required or permitted to be delivered thereunder are valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their terms.

(e)  No Mutual Mistake, Amendments, etc. There has not been any mutual mistake of fact, fraud, duress or undue influence in connection with the offer and sale of the Shares contemplated by the Registration Statement and the Prospectus. There are no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Sales Agreement.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1.  Organizational Status. The Company is a validly existing corporation under the laws of the State of Delaware and is in good standing under such laws.

2.  Power and Authority. The Company has the corporate power and authority to issue the Shares.

3.  Validity of Common Stock. When (a) the number of Shares to be offered and sold by the Company from time to time and the respective pricing terms, times and dates of offering, issuance and sale have been duly authorized and approved by one or more duly authorized officers of the Company, all as provided in, and in compliance with the parameters, limitations and other terms set forth in the Authorizing Resolutions, (b) the Shares have been issued and sold as contemplated by the Registration Statement and the Prospectus, (c) the Company has received the consideration provided for in the Sales Agreement, (d) such consideration per share is not less than the amount required by the Authorizing Resolutions and (e) certificates in the form required under the laws of the State of Delaware representing the Shares have been duly executed, countersigned, registered and delivered in accordance with the instructions of the Agents, if such Shares are certificated, or book-entry notations in the form required under the laws of the State of Delaware have been made in the share register of the Company in accordance with the instructions of the Agents, if such Shares are not represented by certificates, the Shares will be validly issued, fully paid and non-assessable.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations that are subject to change. This opinion letter is given as of the date hereof and we undertake no responsibility to update or supplement these opinions subsequent to the date hereof. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K being filed with the SEC on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to references to us under the caption “Legal Matters” in the

Registration Statement and in the Prospectus Supplement relating to the Shares. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

   Very truly yours,

   /s/ McGuireWoods LLP